UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2024

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

243 Tresser Blvd, 17th Floor
 Stamford, Connecticut, United States 06901
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Registered Offering

On November 19, 2024, Sphere 3d Corp. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") with an accredited investor (the "Purchaser") pursuant to which the Company agreed to issue and sell (i) 2,350,000 common shares of the Company (the "Shares"), and (ii) pre-funded warrants (the "Pre-Funded Warrants") to purchase up to 1,875,353 of the Company's common shares (the "Pre-Funded Warrant Shares"), at a purchase price of $1.42 per Share (such offering, the "Registered Offering").

The Pre-Funded Warrants have a purchase price that is $0.0001 per share less than the Shares, have an exercise price of $0.0001 per share, are exercisable immediately and will expire when exercised in full. A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of the Company's common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, upon notice from the holder to the Company as described in the Purchase Agreement, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of the Company's common shares outstanding immediately after giving effect to the exercise of Pre-Funded Warrants.

The Shares and the Pre-Funded Warrants are being offered and sold pursuant to the Company's effective registration statement on Form S-3 (Registration No. 333-269663), which was declared effective by the U.S. Securities and Exchange Commission (the "SEC") on October 15, 2024, including the prospectus supplement to the base prospectus dated November 19, 2024.

Private Placement

Concurrently with the Registered Offering, pursuant to the Purchase Agreement, the Company is conducting a private placement (the "Private Placement") of warrants (the "Common Warrants") to purchase up to 4,225,353 of the Company's common shares .

The Common Warrants have an exercise price of $1.50 per share (subject to adjustment as set forth in the Common Warrants), will become exercisable six months after issuance and will expire five and one-half years from the date of their issuance. The Common Warrants contain standard anti-dilution adjustments to the exercise price including for share splits, share dividends, rights offerings and pro rata distributions. Similar to the Pre-Funded Warrants, a holder will not have the right to exercise any portion of the Common Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of  the Company's common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants. However, upon notice from the holder to the Company as described in the Purchase Agreement, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of  the Company's common shares outstanding immediately after giving effect to the exercise of Common Warrants.

The Private Placement is expected to close on November 21, 2024, concurrently with the Registered Offering, subject to customary closing conditions. The Company will receive aggregate gross proceeds, before deducting placement agent fees, of approximately $6 million from the Registered Offering and the Private Placement. The Company intends to use the net proceeds from the Registered Offering and the Private Placement to accelerate efficiency and for the purchase/upgrade of the Company's mining fleet, vertical integration of infrastructure, as well as general corporate purposes.

In connection with the Purchase Agreement, the Company will be required to file, on or prior to December 19, 2024 (the "Filing Date"), a resale registration statement (the "Resale Registration Statement") with the SEC to register the resale of the Company's common shares issuable upon exercise of the Common Warrants. Pursuant to the Purchase Agreements, the Resale Registration Statement must be declared effective by the SEC within sixty (60) days after the closing of the Private Placement, or ninety (90) days if the Resale Registration Statement is reviewed by the SEC.

Each of the Company's executive officers and directors entered into a lock-up agreement (the "Lock-Up Agreement") pursuant to which they agreed not to sell or transfer any securities of the Company held by them for a period commencing on November 21, 2024 and ending ninety (90) days thereafter, subject to certain exceptions.

A.G.P./Alliance Global Partners (the "Placement Agent") is acting as the exclusive placement agent in connection with the Registered Offering and the Private Placement pursuant to a Placement Agent Agreement, dated as of November 19, 2024, between the Company and the Placement Agent (the "Placement Agent Agreement"). Pursuant to the Placement Agent Agreement, the Placement Agent will be paid a commission equal to 7.0% of the gross proceeds received by the Company in the Registered Offering and the Private Placement or sales arranged by the Placement Agent. The Company will reimburse the Placement Agent $75,000 for certain fees and expenses incurred by them, including attorney fees. The Company also agreed to pay a non-accountable expense allowance to the Placement Agent in an amount not to exceed $10,000.

Warrant Amendment

Concurrently with the Registered Offering, the Company and the Purchaser entered into an Amendment to Common Share Purchase Warrants (the "Warrant Amendment"), which amended the common share purchase warrants to purchase up to 142,857.143 common shares issued to the Purchaser on September 8, 2021 (the "Existing Warrants") to (i) reduce the exercise price of the Existing Warrants from $66.50 to $1.50 per share, (ii) extend the initial exercise date of the Existing Warrants to May 21, 2025, and (iii) reflect that the Existing Warrants will terminate on May 21, 2030.

The foregoing descriptions of the form of Common Warrant, the form of Pre-Funded Warrant, the Warrant Amendment, the form of Purchase Agreement, and the Placement Agent Agreement are subject to, and qualified in their entirety by, such documents (or forms thereof), which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, and 10.2, respectively, and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 under the subheading "Private Placement" is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the purchasers in the Purchase Agreement, the offering and sale of the Common Warrants, and the common shares issuable upon exercise of the Common Warrants, sold in the Private Placement will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder ("Regulation D") and corresponding provisions of state securities or "blue sky" laws. The sale of the Common Warrants and the common shares issuable upon exercise of the Common Warrants by the Company has not been registered under the Securities Act or any state securities laws and such securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreement, each Purchaser represented that it is and on each date on which it exercises any Common Warrant will be, either (i) an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, or (ii) a "qualified institutional buyer" as defined in Rule 144A(a) under the Securities Act, and it is acquiring the Common Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Common Warrants in violation of the United States federal securities laws.

Item 8.01. Other Events.

On November 20, 2024, the Company issued a press release announcing the Private Placement and the Registered Offering. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K, including the accompanying exhibits, contains "forward-looking statements" within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the closing of the Registered Offering and the Private Placement and the expectations regarding the use of proceeds from the offering. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties, including those described in the Company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Therefore, the Company's actual results could differ materially from those expressed, implied or forecast in any such forward-looking statements. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Amendment to Common Share Purchase Warrant entered into by and between the Company and the Purchaser, dated November 19, 2024
5.1	Opinion of Meretsky Law Firm
10.1	Form of Purchase Agreement
10.2	Placement Agent Agreement entered into by and between the Company and the Placement Agent, dated November 19, 2024
23.1	Consent of Meretsky Law Firm (included in Exhibit 5.1)
99.1	Press Release, dated November 20, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 21, 2024

SPHERE 3D CORP.

By: /s/ Patricia Trompeter

Patricia Trompeter

Chief Executive Officer